EXHIBIT 12.1
PROLOGIS
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollar amounts in thousands)


                                       Three Months Ended
                                            March 31,                           Year Ended December 31,
                                      --------------------       -----------------------------------------------------
                                         1999      1998            1998       1997       1996       1995        1994
                                      ---------  ---------       ---------  ---------  ---------  ---------  ---------

Net Earnings (Loss) from Operations   $  15,220  $  34,479       $ 105,764  $  32,371  $  79,384  $  47,660  $  25,066
Add:
     Interest Expense                    30,918     19,642          77,650     52,704     38,819     32,005      7,568
                                      ---------  ---------       ---------  ---------  ---------  ---------  ---------

Earnings as Adjusted                  $  46,138  $  54,121       $ 183,414  $  85,075  $ 118,203  $  79,665  $  32,634
                                      =========  =========       =========  =========  =========  =========  =========


Fixed Charges:
     Interest Expense                 $  30,918  $  19,642       $  77,650  $  52,704  $  38,819  $  32,005  $   7,568
     Capitalized Interest                 3,927      4,284          19,173     18,365     16,138      8,599      2,208
                                      ---------  ---------       ---------  ---------  ---------  ---------  ---------

         Total Fixed Charges          $  34,845  $  23,926       $  96,823  $  71,069  $  54,957  $  40,604  $   9,776
                                      =========  =========       =========  =========  =========  =========  =========

Ratio of Earnings (Loss) to
     Fixed Charges                          1.3        2.3             1.9        1.2        2.2        2.0        3.3
                                      =========  =========       =========  =========   ========  =========  =========